EXHIBIT 99.1

TOR Minerals Announces First Quarter 2009 Financial Results

CORPUS CHRISTI, Texas, May 12, 2009 - TOR Minerals International (Nasdaq: TORM), producer of synthetic titanium dioxide and color pigments, specialty aluminas, and other high performance mineral fillers, today announced its financial results for the first quarter ended March 31, 2009.  The company reported a net loss available to common shareholders of ($284,000), or ($0.03) per diluted share, on net sales of $5,703,000 for the quarter ended March 31, 2009.  This compares with a net loss available to common shareholders of ($604,000), or ($0.08) per diluted share, on net sales of $6,746,000 for the quarter ended March 31, 2008.

Net sales decreased 15.5 percent during the first quarter of 2009 primarily due to weakness in paint and plastics end markets and continued reduction of customer's inventory levels.  First quarter HITOX sales decreased 49 percent, keeping pace with the decline experienced during the fourth quarter of 2008.  Partially offsetting the decline in HITOX sales, specialty alumina sales increased 59% during the first quarter.  First quarter's specialty alumina sales benefited from increased sales to customers in North America.  Other product sales declined 17 percent during the first quarter.

As previously announced, during the first quarter of 2009, TOR Minerals implemented a 20 percent reduction in employee and management salaries, reduced staffing levels and discretionary spending.  Combined with recent operational efficiency improvements and lower freight and energy costs, the company reduced the net loss available to shareholders.

Commenting on the results, Dr. Olaf Karasch, Chief Executive Officer said, "Weakness in the worldwide economy and paint and plastics markets continued to affect our top line and plant utilization during the first quarter.  We have taken difficult, but necessary, measures to lower our operating costs to levels that are in line with current revenue run rates and we expect the full effect of these measures to be realized in the coming quarters."

"Due to the level of uncertainty in the paint and plastics markets, we are preparing our operations to weather an extended period of weak demand in our end markets.  To offset the anticipated weakness in our existing product lines, we continue to make progress introducing new, innovative products that allow our customers to lower their overall bill of materials, and/or production costs while maintaining or exceeding quality standards.  A good example of this is the success with our North American alumina business during the first quarter.  We have introduced several new alumina products to the North American market that have received fast customer acceptance and expect specialty alumina order rates to remain robust throughout 2009." Dr. Karasch continued.

A webcast discussing first quarter 2009 results can be accessed for a period of 30 days via the News section of the TOR Minerals' website at www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

This statement provides forward-looking information as that term is defined in the Private Securities Litigation Reform Act of 1995, and, therefore, is subject to certain risks and uncertainties. There can be no assurance that the actual results, business conditions, business developments, losses and contingencies and local and foreign factors will not differ materially from those suggested in the forward-looking statements as a result of various factors, including market conditions, general economic conditions, including the present slow down in U.S. construction and the risks of a general business slow down or recession, the increasing cost of energy, raw materials and labor, competition, the receptivity of the markets for our anticipated new products, advances in technology, changes in foreign currency rates, freight price increase, commodity price increases, delays in delivery of required equipment and other factors.

Contact for Further Information:
David Mossberg
Three Point Advisors, LLC
(817) 310-0051

Financial Tables Follow

TOR Minerals International, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)
	Three Months Ended March 31,
	2009	2008
NET SALES	$5,703	$6,746
Cost of sales	4,889	6,086
GROSS MARGIN	814	660
Technical services and research and development	52	66
Selling, general and administrative expenses	1,011	1,075
Gain on disposal of assets	-	(2)
OPERATING LOSS	(249)	(479)
OTHER INCOME (EXPENSE):
Interest income	2	1
Interest expense	(112)	(144)
Gain on foreign currency exchange rate	54	1
Other, net	2	1
LOSS BEFORE INCOME TAX	(303)	(620)
Income tax benefit	(34)	(31)
NET LOSS	$(269)	$(589)
Less: Preferred Stock Dividends	15	15
Loss Available to Common Shareholders	$(284)	$(604)

Loss per common share:
Basic	$(0.03)	$(0.08)
Diluted	$(0.03)	$(0.08)
Weighted average common shares outstanding:
Basic	9,453	7,871
Diluted	9,453	7,871

TOR Minerals International, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands, except per share amounts)
	March 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$351	$191
Trade accounts receivable, net	2,956	2,310
Inventories, net	10,625	11,839
Other current assets	895	444
TOTAL CURRENT ASSETS	14,827	14,784
PROPERTY, PLANT AND EQUIPMENT, net	18,757	19,515
OTHER ASSETS	34	38
Total Assets	$33,618	$34,337

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,704	$2,268
Accrued expenses	1,047	1,611
Notes payable under lines of credit	2,942	2,156
Export credit refinancing facility	1,644	1,458
Current deferred tax liability	56	56
Current maturities - capital leases	84	86
Current maturities of long-term debt - financial institutions	1,451	1,590
Total current liabilities	9,928	9,225
LONG-TERM DEBT, EXCLUDING CURRENT MATURITIES
Capital leases	113	141
Long-term debt - financial institutions	1,682	1,876
Deferred tax liability	519	580
Total liabilities	12,242	11,822
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Series A 6% convertible preferred stock $.01 par value: authorized, 5,000 shares; 200 shares issued and outstanding at 3/31/09 and 12/31/08	2	2
Common stock $.25 par value: authorized, 20,000 shares; 9,453 shares issued and outstanding at 3/31/09 and at 12/31/08, respectively	2,363	2,363
Additional paid-in capital	24,551	24,525
Accumulated deficit	(7,895)	(7,611)
Accumulated other comprehensive income:
Cumulative translation adjustment	2,355	3,236
Total shareholders' equity	21,376	22,515
Total Liabilities and Shareholders' Equity	$33,618	$34,337

TOR Minerals International, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)
	Three Months Ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(269)	$(589)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	428	481
Stock-based compensation expense	26	34
Gain on sale/disposal of property, plant and equipment	-	(2)
Deferred income taxes	(35)	(6)
Provision for bad debt	-	1
Changes in working capital:
Receivables	(487)	(655)
Inventories	912	1,901
Other current assets	(462)	(247)
Accounts payable and accrued expenses	6	(469)
Net cash provided by operating activities	119	449
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(415)	(978)
Proceeds from sales of property, plant and equipment	-	3
Net cash used in investing activities	(415)	(975)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds / (payments) from lines of credit	856	(345)
Net proceeds from export credit refinancing facility	260	447
Net proceeds / (payments) on capital leases	(20)	5
Proceeds from long-term bank debt	-	1,973
Payments on long-term bank debt	(209)	(1,582)
Proceeds from the issuance of common stock through exercise of common stock options	-	12
Preferred stock dividends paid	(15)	(15)
Net cash provided by financing activities	872	495
Effect of exchange rate fluctuations on cash and cash equivalents	(416)	9
Net change in cash and cash equivalents	160	(22)
Cash and cash equivalents at beginning of period	191	376
Cash and cash equivalents at end of period	$351	$354

Supplemental cash flow disclosures:
Interest paid	$112	$144